Exhibit 99.1

NovaBay Pharmaceuticals Successfully Regains Compliance

with NYSE Continued Listing Requirements

Affirms goal of reaching positive adjusted cash flow from operations in December

EMERYVILLE, Calif. (October 31, 2016) – NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY), a biopharmaceutical company focusing on commercializing prescription Avenova® lid and lash hygiene for the domestic eye care market, announces that it has regained compliance with the NYSE MKT continued listing standards.

“Our NYSE listing is important as it creates a heightened profile for our stock and improves our ability to attract high-quality investors,” said Mark M. Sieczkarek, NovaBay’s Chairman, President and CEO. “We are delighted to have executed on our plan to regain compliance and to work with NYSE representatives in maintaining our listing.”

On April 28, 2015, NovaBay received notice that the Company was out of compliance with Section 1003(a) (i) of the NYSE MKT Company Guide pertaining to shareholder equity requirements. Since then, through a series of financings, the company has been able to raise more than $30 million to regain compliance and maintain its listing on the exchange.

“The recently announced $6 million of warrant exercises and the previous $24 million that we raised over the past 18 months provide us with a strong balance sheet and the financial stability to maintain our liquidity,” said Sieczkarek. “The listing is important to our longer-term growth and provides us with the needed exposure to the public markets.  Funds from our recent financing and the exercise of warrants were key in meeting the NYSE MKT requirements and we thank our investors and Board members for their ongoing confidence and financial support. Our improved capital structure will support our commercial activities aimed at growing Avenova® sales and we are increasingly confident in our ability to reach positive adjusted cash flow from operations by the end of December 2016.”

NovaBay defines adjusted cash flow from operations as GAAP cash flow from operations less changes in operating assets and liabilities.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics

NovaBay Pharmaceuticals is a biopharmaceutical company focusing on the commercialization of prescription Avenova® lid and lash hygiene for the eye care market. Avenova is formulated with Neutrox®, which is cleared by the U.S. Food and Drug Administration (FDA) as a 510(k) medical device. Neutrox is NovaBay’s pure hypochlorous acid. Data from a multicenter clinical study show that Avenova reduced bacterial load, the underlying cause of blepharitis, on ocular skin surface by more than 90%. Laboratory tests show that hypochlorous acid has potent antimicrobial activity in solution yet is non-toxic to mammalian cells and also neutralizes bacterial toxins. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct medical salesforce. It is accessible from more than 90% of retail pharmacies in the U.S. through agreements with McKesson Corporation, Cardinal Health and AmeriSource Bergen.

Forward-Looking Statements

This release contains forward-looking statements, which are based upon management's current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the possible beneficial effects our continued listing on the NYSE MKT may have. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties in maintaining the listing requirements of the NYSE MKT in the future. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading "Risk Factors." The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Contacts

For NovaBay Avenova purchasing information, please contact:

Email us

Call us: 1-800-890-0329

www.Avenova.com

From the Company

Thomas J. Paulson

Chief Financial Officer

510-899-8809

Contact Tom

Investor Contact:

LHA

Jody Cain

310-691-7100

Jcain@lhai.com

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